UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 27, 2022

Momentive Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38664	80-0765058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Curiosity Way San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

(650) 543-8400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	MNTV	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2022, Momentive Global Inc. (the “Company”) appointed Cherie Buntyn as its Vice President and Chief Accounting Officer. Ms. Buntyn will replace Justin Coulombe as Chief Accounting Officer, who had been serving as Chief Accounting Officer (in addition to his role as Chief Financial Officer) since August 2021.

Ms. Buntyn, age 46, has served as Corporate Controller at Teledyne FLIR, a subsidiary of Teledyne Technologies Incorporated (“Teledyne”), an appliances, electrical and electronics manufacturing company, since May 2021. Prior to that, Ms. Buntyn served as Assistant Corporate Controller of FLIR Systems, Inc., which was acquired by Teledyne in May 2021, since December 2017. Prior to her time at FLIR Systems, Inc., Ms. Buntyn held various finance roles at Intel Corporation from October 2000 to November 2017, and served as a Senior Auditor at Deloitte from August 1997 to September 2000. She holds a B.S. in Accounting from Santa Clara University and is a certified public accountant in the state of Oregon.

In connection with Ms. Buntyn’s appointment, the Company and Ms. Buntyn entered into an offer letter agreement (the “Offer Letter”) which provides that as Vice President and Chief Accounting Officer, she will receive an annual base salary of $300,000 and an annual target incentive bonus under the Company’s Incentive Bonus Compensation Plan of 35% of her base salary, pro-rated for the current fiscal year. The Offer Letter also provides for a grant of restricted stock units (“RSUs”) with an aggregate value of approximately $1,200,000, which will vest over a four-year period, with one quarter of the RSUs vesting on the first anniversary of the vesting commencement date (anticipated to be May 2023) and the remaining shares vesting ratably over the following three years on successive quarterly vesting dates. Vesting of the RSUs are subject to Ms. Buntyn’s continued service with the Company through each applicable vesting date and are subject to the terms and conditions of the Company’s 2018 Equity Incentive Plan, as amended, and the related form of equity agreement.

Additionally, Ms. Buntyn has entered into the Company’s standard form of Change of Control and Severance Agreement (“Severance Agreement”), which provides that upon a termination of her employment without cause or resignation for good reason (as defined in the Severance Agreement) 90 days prior to or 12 months following a change in control, then Ms. Buntyn will be entitled to acceleration of vesting of fifty percent of all outstanding equity awards.

In connection with her appointment, Ms. Buntyn will also enter into the Company’s standard form of indemnification agreement, a copy of which has previously been filed with the Securities and Exchange Commission on August 5, 2021, as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q.

There are no family relationships between Ms. Buntyn and any of the Company’s directors or executive officers and there are no arrangements or understandings between Ms. Buntyn and any other persons pursuant to which she was selected as an officer. There are no related party transactions between Ms. Buntyn and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Momentive Global Inc.

Dated: June 27, 2022	By:	/s/ Justin D. Coulombe
Justin D. Coulombe Chief Financial Officer